Exhibit 3.16
BYLAWS
OF
PRECISION DIRECTIONAL SERVICES, INC.
(a Texas corporation)
ADOPTED
MARCH 11, 2011

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ii

BYLAWS
OF
PRECISION DIRECTIONAL SERVICES, INC.
(the “Company”)
ARTICLE I
OFFICES
     Section 1.1 Registered Office and Agent. The registered office and registered agent of the Company shall initially be listed in the Certificate of Formation of the Company (the “Certificate of Formation”). The Company may change the registered office or registered agent by filing the appropriate documents with the office of the Secretary of State of the State of Texas in accordance with Section 5.202 of the Texas Business Organizations Code, as amended (the “TBOC).
     Section 1.2 Other Offices. The Company may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Company may require or as may be desirable.
ARTICLE II
SHAREHOLDERS
     Section 2.1 Meetings. All meetings of shareholders for any purpose shall be held at such times and places, within or without the State of Texas, as shall be stated in the notices of the meetings or in executed waivers of notice thereof.
     Section 2.2 Annual Meetings. The annual meeting of shareholders shall be held annually at such date, time, and place as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.
     Section 2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Formation or by these Bylaws, may be called by the Chairman of the Board (if one has been elected) or the President and shall be called by the Chairman of the Board (if one has been elected), the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least fifty (50) percent of all shares of stock entitled to vote at such meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting. The person receiving the written request shall within five (5) days from the date of its receipt cause notice of the meeting to be given in the manner provided in Section 2.5. If the person does not give notice of the meeting within five (5) days after the date of receipt of written request, the person or persons calling the meeting may fix the time of meeting and give notice in the manner provided in Section 2.5. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting or in an executed waiver of notice thereof.

     Section 2.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting), the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as a record date for the determination of shareholders, such date to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.4, such determination shall be applied to any adjournment thereof except when the determination has been made through the closing of the stock transfer books and the stated period of closing has expired, in which case the Board of Directors shall make a new determination as provided above.
     Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall neither precede nor be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; provided, however, that the Board of Directors may not so fix a record date if a record date shall have previously been fixed or determined pursuant to the provisions of this paragraph below. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company’s principal place of business shall be addressed to the President or the principal executive officer of the Company. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     Section 2.5 Notice of Shareholders’ Meetings. Written notice stating the place (unless the meeting is to be held entirely by remote communication), day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting (or if otherwise required by law), the purpose or purposes for which it is called, shall be delivered (unless otherwise required by law) not less than ten (10) nor more than sixty (60) days before the date of the meeting, personally, by consented-to form of electronic transmission, or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If a meeting is to be held by remote communication, the notice shall also include information on how to access the list of shareholders entitled to vote at the meeting.
     Any notice required to be given to any shareholder, under any provision of the TBOC, the Certificate of Formation or these Bylaws, need not be given to the shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period, have been mailed to that person, addressed at his address as shown on the records of the Company, and have been returned undeliverable. If such a person delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.
     Section 2.6 Voting List. The officer or agent who has charge of the stock transfer books for shares shall make, at least eleven (11) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the type and number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal place of business of the Company and shall be subject to the inspection of any shareholder during usual business hours, for a period of at least eleven (11) days prior to the meeting. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder. If the meeting is held by means of remote communication, the list must be open to the examination by any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to the shareholders with the notice of the meeting. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or transfer books and the shareholders entitled to vote at any meeting of the shareholders.
     Section 2.7 Voting Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (i) to the extent that the Certificate of Formation provides for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or (ii) as otherwise provided by law.
     At any meeting of shareholders, a shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 2.7. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used.
     Treasury shares, shares of the Company’s own stock owned by another corporation (the majority of the voting stock of which is owned or controlled by the Company) and shares of the Company’s own stock held by a corporation in a fiduciary capacity shall not be voted (directly or indirectly) at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.
     Section 2.8 Quorum. The holders of a majority of the shares issued and outstanding and entitled to be voted, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders except as otherwise provided by law or by the Certificate of Formation or by these Bylaws.
     If a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by the Certificate of Formation or by these Bylaws.
     If, however, a quorum shall not be present or represented at a meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy and entitled to vote shall have the power, unless otherwise provided in the Certificate of Formation or these Bylaws, to adjourn the meeting from time to time and to such place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 2.9 Majority/Plurality Vote. When a quorum is present at any meeting of shareholders, the act of the shareholders with respect to any matter (other than the election of directors, or in cases where a different vote is required by the TBOC, the Certificate of Formation or these Bylaws, in which cases such express provision shall govern and control the decision of such matters) shall be decided by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at the meeting.
     Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the Certificate of Formation or these Bylaws.

     Section 2.10 Action by Shareholders Without Meeting. Any action required to be taken at an annual or special meeting of shareholders of the Company, or any action which may be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing and who would be entitled to vote thereon at a meeting. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed and dated for the purposes of this Section 2.10 if the transmission sets forth or is delivered with information from which the Company can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Company.
     If any action by shareholders is taken by written consent, any article or documents filed with the Secretary of State of Texas as a result of the taking of the action shall state, in lieu of any statement required by the TBOC concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 6.202 of the TBOC and that any written notice required by such section has been given.
     Section 2.11 Telephonic Meeting and Alternative Forms of Meeting. Unless otherwise restricted by the Certificate of Formation, subject to the provisions required or permitted by the TBOC and these Bylaws for notice of meetings, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment, or another suitable electronic communications systems, by means of which all persons participating in the meeting can hear each other. The Board of Directors may authorize that the shareholders not physically present at a meeting of shareholders, by means of remote communication: (i) may participate in a meeting of shareholders; and (ii) may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication if: (a) the Company implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder; (b) the Company implements reasonable measures to provide the shareholders at the meeting by means of remote communication a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of a meeting substantially concurrently with the proceedings; and (c) the Company maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.
     Participation in a meeting by such means shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE III
DIRECTORS
     Section 3.1 Board of Directors. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not by law, by the Certificate of Formation or by these Bylaws directed or required to be exercised or done by the shareholders.
     In the discharge of any duty imposed or power conferred upon a director of the Company, including as a member of a committee, the director may in good faith and ordinary care rely upon the statements, valuations or information referred to in Section 21.314 of the TBOC or upon other information, opinions, reports, or statements, including financial statements and other financial data, concerning the Company or another person, that were prepared or presented by (i) one or more officers or employees of the Company; (ii) legal counsel, public accountants, investment bankers, or other persons as to matters the Director reasonably believes are within the person’s professional or expert competence; or (iii) a committee of the Board of Directors of which the Director is not a member. A Director is not relying in good faith within the meaning of the preceding sentence if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.
     Section 3.2 Number of Directors; Election; Term; Qualification. The initial Board of Directors shall consist of the number of Directors named in the Certificate of Formation. Thereafter, the number of Directors to be elected shall be fixed and determined by resolution adopted by the Board of Directors from time to time or by the shareholders at the annual meeting. The number of Directors may be increased or decreased from time to time as provided in these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.
     The directors shall be elected in accordance with the provisions of Sections 3.7 and 3.9 of these Bylaws at each annual meeting of the shareholders by the holders of shares entitled to vote in the election of directors, except as provided in Section 3.3, and each director elected shall hold office until the next succeeding annual meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.
     Directors need not be residents of the State of Texas or shareholders of the Company.
     Section 3.3 Vacancies. Vacancies occurring on the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by a majority of the remaining directors, though less than a quorum. A director elected to fill the vacancy shall be elected for the unexpired term of his predecessor in office.
     Any directorship to be filled by reason of any increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.
     Notwithstanding the foregoing, whenever the holders of any class or series of shares, or group of classes or series of shares, of stock of the Company are entitled to elect one or more directors by the provisions of the Certificate of Formation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series, or by such group, then in office, or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, or of such group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Certificate of Formation.
     Section 3.4 Removal of Directors. Except to the extent limited by law, the Certificate of Formation or these Bylaws, at any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of the director or directors. Whenever the holders of any class or series of shares, or any group of classes or series of shares, of stock of the Company are entitled to elect one or more directors by the provisions of the Certificate of Formation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any directors elected by the holders of that class or series or group. If the Certificate of Formation should be amended so as to permit cumulative voting and if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.
     Section 3.5 Meetings. The Board of Directors of the Company may hold meetings, both regular and special, within or without the State of Texas.
     Section 3.6 First Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors, then elected and serving, such time or place shall he changed.
     Section 3.7 Regular Meetings. Regular meetings of the Board of Directors may be held, with or without notice, at such time and place (unless the meeting is to be held solely by electronic communication) as shall from time to time be determined by the Board of Directors.
     Section 3.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on not less than three (3) days’ notice by telephone, by mail, by telecopy, or by consented-to form of electronic transmission to each director. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice at the written request of any two of the directors, unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of the sole director.
     Unless otherwise required by law, the Certificate of Formation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 3.9 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the number of directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Formation or these Bylaws; provided, however, that if a Board of one director shall be authorized, then one director shall constitute a quorum and the act of that one director shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 3.10 Consent of Directors. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, execute a written consent setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote at a meeting. The consent may be in more than one counterpart so long as each director signs one of the counterparts. A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this Section 3.10 if the transmission sets forth or is delivered with information from which the Company can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.
     Section 3.11 Actions by Telephone or Electronic Communications System. Unless otherwise restricted by the Certificate of Formation, subject to the provisions required or permitted by law or these Bylaws for notice of meetings, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment or another suitable electronic communications systems (such as a videoconferencing system or the internet), or any combination thereof, that permits each person participating in the meeting to communicate with all other persons participating in the meeting. Participation in a meeting by such means shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 3.12 Committees of Directors. The Board of Directors may from time to time designate from among the members of the Board of Directors one or more committees. Each committee shall consist of one or more members of the Board of Directors. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.
     Except as limited by law, the Certificate of Formation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. The designation of any committee and the delegation of any authority to the committee shall not operate to relieve the Board of Directors, or any member of the Board of Directors of any responsibility imposed by law.
     A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee.
     At all meetings of any committee, a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Certificate of Formation, the Bylaws or the resolution establishing such committee. The Board of Directors shall have power at any time, subject as aforesaid, to change the number and members of any such committee, to fill vacancies and to discharge any such committee.
     Section 3.13 Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefore. Members of committees may be allowed like compensation for attending committee meetings.
     Section 3.14 Resignation. Unless otherwise provided by the Certificate of Formation or these Bylaws, a director may resign at any time by giving notice in writing or by electronic transmission to the Company. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director who does not, for any reason, stand for election at any meeting of shareholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the Company need not receive any written notice to evidence such resignation.
     Section 3.15 Conflict of Interest. Any contract or other transaction between the Company and one or more of its directors, or between the Company and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Company and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Company which acts upon or in reference to such contracts or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall, nevertheless, authorize, approve and/or ratify such contract or transaction by a vote of the majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating a majority of such quorum necessary to carry such a vote.
          This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.
ARTICLE IV
NOTICES
     Section 4.1 Method of Notice. Whenever by law, the Certificate of Formation, or these Bylaws, notice is required to be given to any committee member, director, or shareholder, it shall not be construed to mean personal notice, but any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such member, director or shareholder at his address as it appears on the records of the Company; (ii) on consent of any committee member, director or Shareholder, by electronic transmission; or (iii) any other method permitted by law (including, but not limited to, by telegram, telex, cablegram and, in the case of directors, by telephone).
     Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram, telex or cablegram shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.
     Subject to the provisions of the TBOC, notice by electronic transmission is deemed given when the notice is: (i) transmitted to a facsimile number provided by the committee member, director, or shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the committee member, director, or shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the committee member, director, or shareholder at the address provided by him or her for the purpose of alerting him or her of a posting; or (iv) communicated to the committee member, director, or shareholder by any other form of electronic transmission consented to by the committee member, director, or shareholder.
     The committee member, director, or shareholder may specify the form of electronic transmission to be used to communicate notice. The committee member, director, or shareholder may revoke this consent by written notice to the Company. The consent is deemed to be revoked if the Company is unable to deliver by electronic transmission two consecutive notices and the secretary of the Company or other person responsible for delivering the notice on behalf of the Company knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the committee member, director or shareholder’s consent does not invalidate a meeting or other action.

     Section 4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law, of the Certificate of Formation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE V
OFFICERS
     Section 5.1 Officers. The officers of the Company shall be chosen by the Board of Directors and shall consist of a President and a Secretary, and may consist of such other officers and agents as the Board of Directors may deem necessary, including one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Directors shall determine), a Treasurer, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person. Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate) shall not be an officer of the Company.
     In the discharge of any duty imposed or power conferred upon an officer of the Company, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Company or another person, that were prepared or presented by (i) one or more other officers or employees of the Company including members of the Board of Directors or (ii) legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence. An officer is not relying in good faith within the meaning of the preceding sentence if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.
     None of the officers need be a director or a shareholder of the Company.
     Section 5.2 Election. Without limiting the right of the Board of Directors to choose officers of the Company at any time when vacancies occur or when the number of officers is increased, the Board of Directors, at its first regular meeting after each annual meeting of shareholders or as soon thereafter as conveniently practicable, shall elect the officers of the Company and such agents as the Board of Directors shall deem necessary or desirable.
     Section 5.3 Term; Removal; Resignation; Vacancies; Compensation. The officers of the Company shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Company shall be served thereby, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board of Directors for the unexpired portion of the term.
     The compensation of all officers and agents of the Company shall be fixed from time to time by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving such compensation by reason of his also being a director.
     Section 5.4 Chairman of the Board. The Chairman of the Board (if one is elected and serving) shall be the chairman of the Board of Directors. He shall preside at all meetings of shareholders and the Board of Directors, and shall have such other authority and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The Chairman of the Board shall not be an officer of the Company.
     Section 5.5 President. The President shall be the chief executive officer of the Company and, subject to the direction of the Board of Directors, shall have and exercise direct charge of and general supervision over the business affairs and employees of the Company. He shall also have such other authority and perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.
     Section 5.6 Vice Presidents. Vice Presidents shall have such authority and perform such duties as may be delegated, permitted or assigned from time to time by the President or the Board of Directors and, in the event of the absence, unavailability or disability of the President, or in the event of his inability or refusal to act, shall, in the order of their seniority, perform the duties and have the authority and exercise the powers of the President, unless otherwise determined by the Board of Directors.
     Section 5.7 Controller. If a Controller is appointed, the Controller shall have charge of the Company’s books of account, records and auditing.
     Section 5.8 Secretary and Assistant Secretaries. The Secretary shall have the duty of recording the proceedings of the meetings of shareholders and Board of Directors in a minute book to be kept for that purpose and shall perform all like duties for any committees. The Secretary shall give or cause to be given notice, as required by these Bylaws or by law, of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by these Bylaws or by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary, or an Assistant Secretary, shall have safe custody of the seal of the Company and he, or an Assistant Secretary, when authorized and directed by the Board of Directors, shall affix the same to any instrument requiring it and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer or an Assistant Treasurer. The Secretary also shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe or authorize.

     The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate.
     In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and of shareholders shall be recorded by such person as shall be designated by the Board of Directors.
     Section 5.9 Treasurer and Assistant Treasurers. If a Treasurer is designated as an officer of the Company by the Board of Directors, the Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts and records of receipts and disbursements and other transactions in books belonging to the Company and shall deposit, or see to the deposit of, all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by or under the authority of the Board of Directors. He shall: (i) endorse or cause to be endorsed in the name of the Company for collection the bills, notes, checks or other negotiable instruments received by the Company; (ii) sign or cause to be signed all checks issued by the Company; and (iii) pay out or cause to be paid out money as the Company may require, taking vouchers therefore. In addition, he shall perform such other duties as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate. The Board of Directors may by resolution delegate, with or without power to re-delegate, any or all of the foregoing duties of the Treasurer to other officers, employees or agents of the Company, and to provide that other officers, employees and agents shall have the power to sign checks, vouchers, orders or other instruments on behalf of the Company. The Treasurer shall render to the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, he shall give the Company a bond of such type, character and amount as the Board of Directors may require.
     If a Treasurer is not designated as an officer of the Company, the functions of the Treasurer shall be performed by the President, the Secretary or such other officer or officers of the Company as shall be designated by the Board of Directors at any time or from time to time.
     The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate. If required by the Board of Directors, the Assistant Treasurers shall give the Company a bond of such type, character and amount as the Board of Directors may require.
ARTICLE VI
CERTIFICATES AND SHAREHOLDERS
     Section 6.1 Certificates of Shares. The Company shall deliver certificates representing shares to which shareholders are entitled or the shares of a Company may be uncertificated shares. Certificates representing shares shall be numbered and shall be entered in the books of the Company as they are issued. They shall be signed by the President or any Vice President, and by the Secretary or any Assistant Secretary or by the Treasurer (if any) or any Assistant Treasurer, and may be sealed with the seal of the Company or facsimile thereof. Any or all of the officer signatures upon the certificates may be facsimiles. If any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates cease to be such officer or officers of the Company before said certificate or certificates shall have been issued, such certificate or certificates may nevertheless be issued by the Company with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates for shares shall be in such form as shall be in conformity to law and as may be prescribed from time to time by the Board of Directors.
     In the event the Company is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Company (i) shall conspicuously set forth on the face or back of the certificate a full statement of all the designations, preferences, limitations and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series or (ii) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Certificate of Formation on file in the office of the Secretary of State of the State of Texas and (b) the Company will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Company at its principal place of business or registered office.
     All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefore pursuant to the provisions of Section 6.4. Certificates shall not be issued representing fractional shares of stock.
     Section 6.2 Transfer of Shares. Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares of stock or other securities of the Company duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Company. Transfers of shares or other securities shall be made only on the books of the Company by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the Secretary of the Company or the transfer agent.
     Section 6.3 Registered Shareholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions or share dividends, to vote, to receive notifications, and otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 6.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such sureties, assurances or indemnities as it deems adequate to protect the Company from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
ARTICLE VII
INDEMNIFICATION; INSURANCE; EXONERATION
     Section 7.1 Indemnification. Each person who at any time is or was a director or officer of the Company, and who was, is or is threatened to be made a party to any proceeding (as defined in the TBOC), by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent that an enterprise is permitted to indemnify and advance expenses to such a person under the TBOC, or any amendment thereto or enactment of other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Company to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Company to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with such proceeding. The Company’s obligations under this Article include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Expenses incurred in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding to the fullest extent permitted by the TBOC or any other applicable laws as may from time to time be in effect. The Company’s obligation to indemnify and advance expenses shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed. The rights to indemnification and prepayment of expenses which are conferred upon the Company’s directors and officers by this Article may be conferred upon any employee or agent of the Company if, and to the extent, authorized by its Board of Directors.
     Section 7.2 Insurance. The Company may purchase and maintain insurance or make other arrangements, at its expense, to protect itself and any such director, officer, employee, agent or person as specified in these Bylaws or the Certificate of Formation of the Company, against any such expense, liability or loss, whether or not the Company would have the power to indemnify him against such expense, liability or loss under the TBOC.

     Section 7.3 Exoneration. To the greatest extent permitted by applicable law in effect from time to time, a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director’s or officer’s capacity as a director or officer of the Company except to the extent that the director or officer is found to be liable under applicable law for: (a) a breach of the person’s duty of loyalty, if any, to the Company or its shareholders; (b) an act or omission not committed in good faith that (i) constitutes a breach of a duty owed by the person to the Company or its shareholders or (ii) involves intentional misconduct or a knowing violation of law; (c) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (d) an act or omission for which the liability of the person is expressly provided by an applicable statute.
ARTICLE VIII
GENERAL PROVISIONS
     Section 8.1 Distributions and Share Dividends. Subject to the provisions of the Certificate of Formation relating thereto, if any, and the restrictions imposed by applicable law, distributions and/or share dividends on the Company’s outstanding shares may be declared from time to time by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law.
     Section 8.2 Reserves. Before payment of any distribution or share dividend, the Board of Directors by resolution from time to time, in their absolute discretion, may create a reserve or reserves out of the Company’s surplus, or designate or allocate any part or all of such surplus in any manner for any proper purpose, including, without limitation, a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Company, or for such other purpose as the directors deem beneficial to the interests of the Company, and the Board of Directors may modify or abolish any such reserve, designation or allocation in the manner in which it was created.
     Section 8.3 Contracts. Subject to the provisions of Article V, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Company, and such authority maybe general or confined to specific instances.
     Section 8.4 Annual Statement. On request, the Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders, a full and clear statement of the business and condition of the Company.
     Section 8.5 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

     Section 8.6 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and each committee of its Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Company and a record of each transfer of those shares that has been presented to the Company for registration of transfer. Such original issuance and transfer records shall contain the names and addresses of all past and current shareholders of the Company and the number and class or series of shares held by each. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written paper form within a reasonable time.
     Section 8.7 Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 8.8 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.
     Section 8.9 Seal. The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE IX
BYLAWS
     Section 9.1 Amendment, Alteration; Repeal of Bylaws. The power to alter, amend, or repeal these Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in Board of Directors unless reserved to the shareholders by law or the Certificate of Formation. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted, subject to repeal or change by action of the shareholders, at any regular or special meeting of the Board of Directors, without prior notice, by resolution adopted thereat.
     Section 9.2 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:
(a)	The remainder of these Bylaws shall be considered valid and operative, and
(b)	The effect shall be given to the intent manifested by the portion held invalid or inoperative.
     Section 9.3 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, the table of contents and headings shall be subordinated in importance to the other written material.

CERTIFICATION
     I, the undersigned, being the President of the Company DO HEREBY CERTIFY THAT the foregoing are the bylaws of said Company as adopted by the Company on March 11, 2011.

/s/ Gene C. Stahl Gene C. Stahl, President
Certification to the Bylaws of Precision Directional Services, Inc.